                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                            FILED BY REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

                               VISX, INCORPORATED
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(4) AND 0-11.

     (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

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     (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (4)  Date Filed:

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

                                   VISX LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 19, 2000

To the Stockholders:

     The Annual Meeting of Stockholders of VISX, Incorporated (the "Company") will be held on Friday, May 19, 2000 at 8:00 a.m., local time, at The Embassy Suites Santa Clara/Silicon Valley, 2885 Lakeside Drive, Santa Clara, California 95054 for the following purposes:

     1. To elect six directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

     2. To ratify the adoption of the 2000 Stock Plan;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2000; and

     4. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 22, 2000 are entitled to notice of, and to attend and vote at, the meeting and at any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                                          For the Board of Directors

                                          /s/ Kina Lamblin

                                          Kina Lamblin
                                          Secretary
Santa Clara, California
April 4, 2000

                             YOUR VOTE IS IMPORTANT

     IT IS IMPORTANT THAT ALL STOCKHOLDERS BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, IN ORDER TO ASSURE YOUR REPRESENTATION WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING REPLY ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE ANNUAL MEETING.

                               VISX, INCORPORATED
                            ------------------------

                                PROXY STATEMENT
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     These proxy materials are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of VISX, Incorporated (the "Company") for the Annual Meeting of Stockholders to be held on May 19, 2000 at 8:00 a.m., local time, and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at The Embassy Suites Santa Clara/Silicon Valley, 2885 Lakeside Drive, Santa Clara, California 95054. The telephone number at the meeting location is (408) 496-6400. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card will be mailed to stockholders on or about April 4, 2000.

     All share numbers provided in this Proxy Statement have been adjusted to reflect the 2-for-1 splits of the Common Stock effected as 100% stock dividends on January 13, 1999 and May 12, 1999.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING AND SOLICITATION

     The Company's Common Stock is the only class of security entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on March 22, 2000 will be entitled to vote on all matters to come before the meeting. Each outstanding share of Common Stock entitles its holder to cast one vote for each matter to be voted upon. On March 22, 2000, there were approximately 61,601,940 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 22, 2000 will constitute a quorum. All proxies representing shares that are entitled to vote at the meeting will be counted toward establishing a quorum, regardless of whether such proxies contain abstentions or broker non-votes.

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy. All valid proxies received prior to the meeting will be voted. If you specify a choice with respect to any item by marking the appropriate box on the proxy, the shares will be voted in accordance with that specification. If no specification is made, the shares will be voted FOR Proposals 1, 2, and 3 and, in the proxy holders' discretion, as to other matters that may properly come before the Annual Meeting. If a broker indicates on the enclosed proxy or its substitute that the broker does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will not be considered as present with respect to that matter.

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting material furnished to stockholders. In addition, the Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile, or personal communication by directors, officers, regular employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. In addition, VISX may use the services of professional proxy solicitation firms in connection with the solicitation of proxies. VISX would pay the fees and expenses of such firms, which are estimated not to exceed $25,000.

REVOCABILITY OF PROXIES

     You may revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company, Kina Lamblin, at the Company's principal executive offices, before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 2001 must be received by the Company no later than December 6, 2000 in order to be included in the proxy statement and related proxy materials.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received for the Company's six nominees named below, all of whom are currently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the current Board of Directors to fill the vacancy. The Company does not expect that any nominee listed below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the proxy holders will determine the specific nominees to be voted for. In any event, the proxy holders cannot vote for more than six persons. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

     The names of the nominees, and certain information about them, are set forth below:

ELIZABETH H. DAVILA                                          DIRECTOR SINCE 1995

     Ms. Davila, 55, has served as President and Chief Operating Officer of the Company since February 1999, Executive Vice President and Chief Operating Officer from May 1995 through February 1999, and a Director since December 1995. From 1977 to 1994, Ms. Davila held senior management positions with Syntex Corporation which included Vice President of Quality and Reengineering, Vice President and Director of the Drug Development Optimization Program, Vice President of Marketing and Sales for the Syva Company Diagnostics Division and Vice President of Marketing and Sales of the Syntex Ophthalmics Division. Ms. Davila also serves on the Board of Directors of VidaMed, Inc.

GLENDON E. FRENCH                                            DIRECTOR SINCE 1995

     Mr. French, 66, has been a Director of the Company since May 1995. He served as Chairman and Chief Executive Officer of Imagyn Medical, Inc. ("Imagyn") from February 1992 until his retirement as Chief Executive Officer in December 1994. He continued to serve as Chairman of Imagyn until April 1995. From 1989 until he joined Imagyn in February 1992, Mr. French was Chairman, Chief Executive Officer and a director of Applied Immune Sciences, Inc. From 1982 to 1988, Mr. French was President of the Health and Education Services Sector of ARA Services, Inc., and from 1972 to 1982, he was President of American Critical Care (formerly a division of American Hospital Supply Corp., now known as Dupont Critical Care).

JOHN W. GALIARDO                                             DIRECTOR SINCE 1996

     Mr. Galiardo, 66, has been a Director of the Company since May 1996. He served as Vice Chairman of the Board of Directors and General Counsel of Becton Dickinson & Company from 1994 until his retirement in December 1999. Prior to 1994, he served as Vice President and General Counsel. Mr. Galiardo joined Becton Dickinson in 1977 and was responsible for the Law and Patent Departments, Medical Affairs, Corporate Regulatory and Quality Affairs, the Environment and Safety Departments, and Government Affairs. Prior to joining Becton Dickinson, Mr. Galiardo was Assistant General Counsel of E. R. Squibb & Sons, and before that he was associated with the law firm of Dewey, Ballantine, Bushby, Palmer & Wood in New York City. Mr. Galiardo is the past Chairman of the Health Industry Manufacturers Association.

JAY T. HOLMES                                                DIRECTOR SINCE 1999

     Mr. Holmes, 57, has been a director of the Company since March 1999. He has been a practicing attorney and business consultant since mid-1996. From 1981 until his retirement in mid-1996, Mr. Holmes held several senior management positions at Bausch & Lomb Incorporated, the most recent being Executive Vice President and Chief Administrative Officer (1995-1996) and Senior Vice President and

Chief Administrative Officer (1993-1995). From 1983-1993, Mr. Holmes was Senior Vice President, Corporate Affairs, and from 1981-1983 Vice President and General Counsel. Mr. Holmes was a member of the Board of Directors of Bausch & Lomb from 1986 until his retirement in 1996. Mr. Holmes also serves on the Board of Directors of Rochester Energy Group.

MARK B. LOGAN                                                DIRECTOR SINCE 1994

     Mr. Logan, 61, has served as Chairman of the Board and Chief Executive Officer of the Company since November 1994 and was also President of the Company from November 1994 to February 1999. From January 1992 to October 1994, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of Insmed Pharmaceuticals, Inc., a biopharmaceutical company based in Charlottesville, Virginia. From 1967 to 1992, Mr. Logan held various senior management positions with Bausch & Lomb Incorporated, Becton Dickinson & Company, and American Home Products Corporation. His responsibilities included both medical devices and pharmaceuticals, and domestic and international assignments. Mr. Logan also serves on the Boards of Directors of Abgenix, Inc., Somnus Medical Technologies, Inc. and VIVUS, Inc.

RICHARD B. SAYFORD                                           DIRECTOR SINCE 1995

     Mr. Sayford, 69, has been a Director of the Company since May 1995. He has been President of Strategic Enterprises, Inc., a private business consulting firm specializing in providing services to high technology and venture firms, since 1979. He is a founding investor of MCI Communications Co., and served as a member of the Board of Directors of MCI since 1980. He is also a director of Brightlink Networks, Inc. and Columbia HealthOne, L.L.C. Mr. Sayford is former President of Amdahl International, Ltd. and Corporate Vice President of Amdahl Corporation.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT. The six nominees receiving the highest number of affirmative votes of the shares of Common Stock of the Company present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, but have no other legal effect upon election of directors under Delaware law.

                         FURTHER INFORMATION CONCERNING
                             THE BOARD OF DIRECTORS

BOARD COMMITTEES AND MEETINGS

     The Board of Directors of the Company held four meetings and one telephonic meeting during 1999. All current directors and nominees attended all of the meetings of the Board and the Board committees of which they were members during 1999. The Board of Directors has standing Audit and Compensation Committees.

     Audit Committee. In 1999, the Audit Committee was comprised of Directors French (chair), Galiardo, Holmes and Sayford. Director Holmes was appointed to the Committee in May of 1999. The Audit Committee oversees engagement of the Company's independent public accountants, reviews the arrangements for and scope of the audit by the Company's independent public accountants, and reviews and evaluates the Company's accounting practices and its systems of internal accounting controls. The Audit Committee held four meetings during 1999.

     Compensation Committee. In 1999, the Compensation Committee was comprised of Directors French, Galiardo, Holmes and Sayford (chair). Director Holmes was appointed to the Committee in May of 1999. The Compensation Committee sets the compensation of the Company's executive officers, including salary and bonuses, and administers the Company's stock option plans. The Compensation Committee held four meetings during 1999.

DIRECTOR COMPENSATION

     In 1999, non-employee directors were paid an annual retainer of $15,000 and a fee of $1,000 for each Board meeting the director attended ($250 for attendance by telephone), and $500 for each Committee meeting the director attended ($750 for the chairperson of the Committee). Non-employee directors receive automatic annual grants of options to purchase 6,000 shares of the Company's Common Stock. Non-employee directors also receive a one-time grant of options to purchase 45,000 shares of the Company's Common Stock upon initial election to the Board of Directors. In addition, directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board and Committee meetings.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of reporting forms furnished to the Company or written representations from certain Reporting Persons that no annual forms were required, the Company believes that during 1999 all filing requirements were complied with.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee consists of Directors French, Galiardo, Holmes and Sayford, all of whom are non-employee directors. Other than Mark B. Logan, who serves on the compensation committees of Abgenix, Inc. and VIVUS, Inc., no executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 1999. No employee of Abgenix, Inc. or VIVUS, Inc. serves on the Board of Directors or the Compensation Committee of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation Committee. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Compensation Committee held four meetings during 1999.

     Compensation Philosophy. The goals of the Company's compensation program are to provide a strong and direct link between the Company's financial performance and executive pay. The Company aligns management compensation with business objectives and stockholder interests by setting performance measures and objectives, and tying those objectives to a cash bonus plan and the use of stock-based incentives. The Committee retains the services of an independent compensation consulting firm to provide appropriate market survey data as well as to make specific recommendations to the Committee with respect to base salaries, cash bonuses, and stock incentive awards. The Committee retained this consulting firm because of the firm's expertise in evaluating and assessing compensation requirements in the Company's geographic region for attracting and retaining high caliber candidates for executive management positions.

     Other key elements of the Company's compensation philosophy include establishing compensation programs that provide competitive pay systems to help the Company attract, retain and motivate its executive management. The Company positions its executive base salaries at the mid-point of survey data, and in years in which bonuses are earned, total cash compensation is targeted to be above the average survey data. The decision to grant bonuses or additional stock incentive awards is keyed to achievement of the annual business plan for Company-wide goals and individual performance.

     Compliance With Internal Revenue Code Section 162(m). The Company is subject to Section 162(m) of the Internal Revenue Code adopted in 1993, which limits the deductibility of certain compensation payments to its executive officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Committee's current view is that any non-deductible amounts will be immaterial to the Company's financial or tax position, and that the Company derives substantial benefits from the flexibility provided by the current system, in which the selection and quantification of performance targets are modified from year to year to reflect changing conditions. However, the Committee takes into account the net cost to the Company in making all compensation decisions and will continue to evaluate the impact of this provision on its compensation programs.

     1999 Executive Compensation Program. In 1999, the Company's executive compensation program integrated the following components: base salary, cash bonuses and stock option grants. The Committee reviews each component of executive compensation annually. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation is based on performance incentives and less on salary and employee benefits, causing potentially greater variability in the individual's absolute compensation level from year to year.

     BASE SALARY. The Committee establishes annual base salary levels for executives based on competitive survey data, level of experience, position and responsibility, the prior year's corporate performance and individual recommendations of executive management.

     INCENTIVE COMPENSATION PLAN. The Committee has approved a performance-based executive compensation plan (the "Incentive Compensation Plan"). The Committee awarded bonuses for 1999 using the criteria as set forth in that plan. The total pool of monies available for bonuses was set based on the Committee's assessment of 1999 performance. After reviewing the Company's 1999 performance, the executives' individual performance and reports from the independent compensation consulting firm, the Committee approved grants of bonuses for the executive officers. All Named Officers (as defined below) were awarded cash bonuses in 2000 based on 1999 performance.

     STOCK AWARDS. In 1999, the Committee approved stock option awards for the executive officers, including four out of the five Named Officers. The fifth Named Officer received a stock option award in late 1998 in connection with a promotion. These awards were made in recognition of the performance of the Company and the contributions made by the officers in achieving this level of performance.

     1999 Chief Executive Officer Compensation. Mr. Logan, in his capacity as Chief Executive Officer, participated in the same compensation programs as the other Named Officers. The Committee has targeted Mr. Logan's total compensation, including compensation derived from the Incentive Compensation Plan and the stock option plan, at a level it believes is competitive with the average amount paid by the Company's competitors and companies with which the Company competes for executive talent. Mr. Logan's salary was increased to $390,000 for 1999. Mr. Logan received an Incentive Compensation Plan award in recognition of the achievements of the Company during 1999 and of his contributions to those achievements.

                    Submitted by the Compensation Committee
                      of the Company's Board of Directors:
                               Glendon E. French
                                John W. Galiardo
                                 Jay T. Holmes
                               Richard B. Sayford

COMPENSATION OF NAMED EXECUTIVES

     Summary Compensation Table. The following table summarizes the total compensation earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers having total cash compensation for 1999 in excess of $100,000 (collectively, the "Named Officers") for services rendered to the Company during each of the last three fiscal years.

                                               ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                      -------------------------------------    -------------------------------------
                                                               OTHER ANNUAL     NUMBER OF SHARES        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY(1)    BONUS(2)    COMPENSATION    UNDERLYING OPTIONS    COMPENSATION(3)
---------------------------   ----    ---------    --------    ------------    ------------------    ---------------
Mark B. Logan...............  1999    $389,135     $636,000      $     --           300,000              $8,124
  Chief Executive Officer
    and                       1998     364,388      730,000            --           400,000               8,213
  Chairman of the Board       1997     344,481      110,000            --           980,000               6,458
Elizabeth H. Davila.........  1999     278,373      289,000            --           180,000               9,294
  President and               1998     232,600      303,000            --           200,000               5,728
  Chief Operating Officer     1997     219,596       50,000            --           200,000               5,325
Timothy R. Maier............  1999     198,962      183,000            --                --               7,269
  Executive Vice President
    and                       1998     169,384      134,000            --           340,000               5,644
  Chief Financial Officer     1997     149,731       30,000            --            80,000               4,589
James W. McCollum...........  1999     174,550      110,000            --            60,000               6,778
  Vice President, Marketing   1998     161,690      138,000            --            80,000               4,946
  and Sales                   1997     151,811       25,000            --           100,000               4,351
David M. Patino.............  1999     172,619      105,000            --            60,000               8,065
  Vice President, Regulatory  1998     161,722      128,000            --           100,000               5,566
  and Clinical Affairs        1997     152,919       30,000            --            80,000               5,000

---------------
(1) No compensation is paid to officers of the Company for services rendered as directors.

(2) Includes bonuses earned in the designated year but paid the following year.

(3) Represents premiums paid by the Company for Group Term Life Insurance and, for fiscal years 1997 and 1998, the Company's contribution of $4,000 under its 401(k) Plan matching program and, for fiscal year 1999, the Company's contribution of $6,000 under its 401(k) Plan matching program.

     Option Grants in Last Fiscal Year. The table below provides details regarding stock options granted to the Named Officers in 1999, and the potential realizable value of those options. The values do not take into account risk factors such as non-transferability and limits on exercisability. In assessing these values it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will depend on the market value of the Company's stock at a future date.

                                   NUMBER OF      PERCENT OF
                                     SHARES      TOTAL OPTIONS
                                   UNDERLYING     GRANTED TO      EXERCISE                   GRANT DATE
                                    OPTIONS      EMPLOYEES IN       PRICE      EXPIRATION     PRESENT
              NAME                 GRANTED(1)     FISCAL YEAR     PER SHARE       DATE        VALUE(2)
              ----                 ----------    -------------    ---------    ----------    ----------
Mark B. Logan....................   300,000           15%          $30.50       02/25/09     $3,510,540
Elizabeth H. Davila..............   180,000            9            30.50       02/25/09      2,106,324
Timothy R. Maier.................        --           --               --             --             --
James W. McCollum................    60,000            3            30.50       02/25/09        702,108
David M. Patino..................    60,000            3            30.50       02/25/09        702,108

---------------
(1) Options granted in 1999 have a ten-year term and vest in increments of 1/24th per month measured from the date of grant. The exercisability of the options is automatically accelerated upon a change in control of the Company.

(2) Calculated using the Black-Scholes option pricing model. Assumes that options have a ten-year term. Also assumes a weighted average stock price volatility of 68%, a current dividend yield of zero, and an expected weighted average interest rate of 5.43%.

     Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table provides information with respect to option exercises in 1999 by the Named Officers and the value of such officers' unexercised options as of December 31, 1999. The values for "in-the-money" options represent the spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

                                                                  NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                   SHARES                    OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(2)
                                 ACQUIRED ON      VALUE      ---------------------------   ---------------------------
             NAME                 EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   -----------   -----------   -------------   -----------   -------------
Mark B. Logan..................    982,606     $53,809,845     509,469        827,925      $20,182,837    $33,663,844
Elizabeth H. Davila............    228,228     $13,587,306     337,600        292,508      $13,439,508    $10,829,268
Timothy R. Maier...............    150,934     $ 7,312,111     209,142        267,924      $ 8,896,326    $ 9,974,079
James W. McCollum..............    261,971     $13,424,545      23,858        114,171      $   710,753    $ 4,385,694
David M. Patino................    135,414     $ 7,137,054      15,418        135,840      $   578,017    $ 5,367,778

---------------
(1) Market value of underlying shares at the exercise date minus the exercise price.

(2) Value of unexercised options is based on the price of the last reported sale of the Company's Common Stock on the Nasdaq National Market of $51.75 per share on December 31, 1999 (the last trading day for fiscal 1999), minus the exercise price.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into Change of Control Severance Agreements (the "Severance Agreements") with the Named Officers. The Severance Agreements provide that if the Named Officer is effectively terminated other than for cause within two years after a change of control of the Company, the Named Officer is entitled to receive a lump sum severance payment equal to one, one-and-a-half, or two times the Named Officer's annual base salary and bonus, the exact multiple depending on the level of the Named Officer's position within the Company. In addition, pursuant to the terms of the Company's option plans, all outstanding unvested options as of the date of a change of control, including options held by the Named Officers, become fully vested and exercisable upon the occurrence of a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1998, the Company granted Jay T. Holmes an option to purchase 130,000 shares of the Common Stock of the Company. This grant was made in exchange for consulting services performed in 1998. Other than the automatic stock option grants made pursuant to the 1995 Director Option Plan, the Company has not made any additional stock option grants to Mr. Holmes.

                               PERFORMANCE GRAPH

     The SEC requires the Company to include in this proxy statement a line-graph presentation comparing cumulative, five-year stockholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The following graph assumes that $100 was invested on December 30, 1994 (the last trading day of that year) in each of the Company's Common Stock and each of the comparative markets, and that all dividends were reinvested. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     The following graph compares the performance of the Company's Common Stock with the performance of the Standard & Poor's Biotechnical and Medical Products Group Index, and the Nasdaq National Market (U.S. Composite) Index.

                                                   VISX, INCORPORATED         S&P MEDICAL PRODUCTS          NASDAQ COMPOSITE
                                                   ------------------         --------------------          ----------------
12/30/94                                                   100                         100                         100
12/29/95                                                   371                         169                         141
12/31/96                                                   211                         194                         173
12/31/97                                                   211                         242                         212
12/31/98                                                   833                         348                         297
12/31/99                                                  1971                         553                         323

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of March 22, 2000 by (1) each person known to the Company to own more than 5% of the issued and outstanding Common Stock, (2) each of the Company's directors, (3) each of the Named Officers, and (4) all directors, nominees and officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                                 COMMON       APPROXIMATE
                                                                 STOCK          PERCENT
                                                              BENEFICIALLY    BENEFICIALLY
                      BENEFICIAL OWNER                           OWNED           OWNED
                      ----------------                        ------------    ------------
Massachusetts Financial Services Company....................   7,561,260(1)       12.3%
  500 Boylston Street
  Boston, Massachusetts 02116
Mark B. Logan...............................................     784,042(2)        1.3%
Elizabeth H. Davila.........................................     455,825(3)          +
Glendon E. French...........................................      44,000(4)          +
John W. Galiardo............................................      60,000(5)          +
Jay T. Holmes...............................................      88,480(6)          +
Timothy R. Maier............................................     287,151(7)          +
James W. McCollum...........................................     109,300(8)          +
David M. Patino.............................................      60,834(9)          +
Richard B. Sayford..........................................      58,800(10)         +
All directors and officers as a group (14 persons)..........   2,259,729(11)       3.7%

---------------
  +  Represents less than 1% of the Company's outstanding Common Stock.

 (1) As reported on Schedule 13G filed with the SEC on or about February 18, 2000. Massachusetts Financial Services Company has sole voting power and sole dispositive power with respect to the 7,561,260 shares.

 (2) Mr. Logan's total includes options to purchase 736,551 shares that will be exercisable on or before May 21, 2000.

 (3) Ms. Davila's total includes options to purchase 425,933 shares that will be exercisable on or before May 21, 2000.

 (4) Mr. French's total includes options to purchase 44,000 shares that will be exercisable on or before May 21, 2000.

 (5) Mr. Galiardo's total includes options to purchase 56,000 shares that will be exercisable on or before May 21, 2000.

 (6) Mr. Holmes' total includes options to purchase 85,000 shares that will be exercisable on or before May 21, 2000.

 (7) Mr. Maier's total includes options to purchase 261,227 shares that will be exercisable on or before May 21, 2000.

 (8) Mr. McCollum's total includes options to purchase 59,274 shares that will be exercisable on or before May 21, 2000.

 (9) Mr. Patino's total includes options to purchase 60,834 shares that will be exercisable on or before May 21, 2000.

(10) Mr. Sayford's total includes options to purchase 58,000 shares that will be exercisable on or before May 21, 2000.

(11) The total includes options to purchase an aggregate of 2,058,657 shares held by non-employee directors and officers that will be exercisable on or before May 21, 2000.

                                 PROPOSAL NO. 2

                    APPROVAL OF ADOPTION OF 2000 STOCK PLAN

     The Company presently grants options under its 1995 Stock Plan (the "1995 Plan"), which is scheduled to terminate in December 2000. The Company believes that in order to be able to remain competitive in today's marketplace, it is necessary to offer stock options as part of a total compensation package.

     In February 2000, the Board of Directors approved, and recommended that the Company's stockholders approve, a new 2000 Stock Plan (the "2000 Plan"). Upon adoption by the stockholders of the 2000 Plan at the Annual Meeting, the 1995 Plan will immediately be terminated and replaced by the 2000 Plan and shares that were available for grant under the 1995 Plan will no longer be available for grant. Instead, options to purchase a total of 3,000,000 shares will be available for grant under the 2000 Plan. This represents less than 5% of the shares of the Company's Common Stock outstanding as of the record date. All outstanding options granted under the 1995 Plan will continue to vest in accordance with the terms of the 1995 Plan.

     A description of the principal terms of the 2000 Plan and its purpose are set forth below. This description is qualified in its entirety by the terms of the 2000 Plan, which is attached to this Proxy Statement as EXHIBIT A and is incorporated into this Proxy Statement by reference.

     General. The purpose of the 2000 Plan is to attract and retain the best available personnel for the Company, to provide additional incentive to the employees and consultants of the Company and its subsidiaries, and to promote the success of the Company's business. The 2000 Plan provides the Company with the ability to grant a total of 3,000,000 shares pursuant to its terms. Options granted under the 2000 Plan may be either "incentive stock options" or nonstatutory stock options. The 2000 Plan does not permit the Board to grant any option with an exercise price below 100% of fair market value per share of the Company's Common Stock on the date of grant, nor does it permit the Board to reprice any option without stockholder approval.

     Administration. The 2000 Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 2000 Plan.

     Eligibility. Nonstatutory stock options may be granted under the 2000 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company. The Administrator, in its discretion, determines the employees, directors and consultants to whom options may be granted, the time or times at which such options shall be granted, the exercise price (subject to the terms of the 2000
Plan), and number of shares subject to each such grant.

     Limitations. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 2000 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. Notwithstanding this limit, however, in connection with such individual's initial service to the Company, he or she may be granted options to purchase up to an additional 500,000 shares of Common Stock.

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following terms and conditions:

          (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, that the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sales price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

          (b) Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, any other form of consideration permitted by applicable law, or any combination thereof.

          (c) Term of Option. The term of each option is specified in each option agreement. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

          (d) Termination of Service. If an optionee's service relationship terminates for any reason (excluding death or disability), then the optionee generally may exercise the option within three (3) months of such termination to the extent that the option is vested on the date of termination, but in no event later than the expiration of the term of such option as set forth in the option agreement. If an optionee's service relationship terminates due to the optionee's death or disability, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent the option was vested on the date of termination, within twelve (12) months from the date of such termination.

          (e) Nontransferability of Options. Unless otherwise determined by the Administrator, options granted under the 2000 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

          (f) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Administrator.

     Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, proportionate adjustments shall be made in the number and class of shares of stock subject to the 2000

Plan, the number and class of shares of stock subject to any option outstanding under the 2000 Plan, and the exercise price of any such outstanding option.

     In the event of a liquidation or dissolution, any unexercised options will terminate. The Administrator may, in its sole discretion, provide that each optionee shall have the right to exercise all or any part of the option until fifteen (15) days prior to such transaction, including shares as to which the option would not otherwise be exercisable.

     Subject to the occurrence of a change of control of the Company (as discussed below), in connection with any merger of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

     Change of Control. The agreements underlying the 2000 Plan generally provide that in the event of a change of control, the optionee shall have the right to exercise the option as to all the optioned stock, including shares not otherwise vested or exercisable. In such event, the Administrator shall notify the optionee that the option is fully exercisable. A change of control is defined as (i) the acquisition of at least twenty percent (20%) of the Company by a "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), (ii) certain changes in the composition of the Board of Directors of the Company, (iii) a merger or consolidation where the Company's stockholders do not own at least fifty percent (50%) of the voting power after the transaction, or (iv) the sale or disposition of substantially all of the Company's assets.

     Amendment and Termination of the 2000 Plan. The Board may amend, alter, suspend or terminate the 2000 Plan, or any part thereof, at any time and for any reason, provided that the Board may not amend the 2000 Plan to permit the grant of options with an exercise price below 100% of fair market value per share of the Company's stock on the date of grant, or to permit the Board to reprice any option without stockholder approval. The Company shall obtain stockholder approval for any amendment to the 2000 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair any option previously granted under the 2000 Plan without the written consent of the optionee. Unless terminated earlier, the 2000 Plan shall terminate ten (10) years from the date the 2000 Plan was adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Currently, net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of twenty percent (20%). Capital losses are currently allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of
(i) the fair market value of the shares at the date of the option exercise or
(ii) the sale price of the shares. Any gain or loss recognized in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Internal Revenue Code (the "Code"), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is currently treated as long-term or short-term capital gain or loss, depending on the holding period. Currently, net capital gains on shares held more than twelve (12) months may be taxed at a maximum federal rate of twenty percent (20%). Capital losses are currently allowed in full against capital gains and up to $3,000 against other income.

     The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the 2000 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 2. The affirmative vote by a majority of the shares of Common Stock of the Company represented in person or by proxy and entitled to vote, and voting with respect to this proposal, at the Annual Meeting will be required to approve the 2000 Plan.

                                 PROPOSAL NO. 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2000. Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to answer appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER 3. Ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2000 will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote, and voting with respect to this proposal, at the Annual Meeting. If stockholders do not ratify the appointment of Arthur Andersen LLP, the Audit Committee and the Board of Directors will reconsider the appointment.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponement thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                   *  *  *  *

                                   EXHIBIT A

                               VISX, INCORPORATED
                                2000 STOCK PLAN

     1. Purposes of the Plan. The purposes of this 2000 Stock Plan are:

     - to attract and retain the best available personnel for positions of substantial responsibility,

     - to provide additional incentive to Employees, Directors and Consultants, and

     - to promote the success of the Company's business.

     Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (f) "Common Stock" means the common stock of the Company.

          (g) "Company" means VISX, Incorporated, a Delaware corporation.

          (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (i) "Director" means a member of the Board.

          (j) "Disability" means total and permanent disability as defined in
     Section 22(e)(3) of the Code.

          (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any

     Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

             (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

             (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

             (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

          (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (r) "Option" means a stock option granted pursuant to the Plan.

          (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (t) "Optioned Stock" means the Common Stock subject to an Option.

          (u) "Optionee" means the holder of an outstanding Option granted under the Plan.

          (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (w) "Plan" means this 2000 Stock Plan.

          (x) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (y) "Section 16(b)" means Section 16(b) of the Exchange Act.

          (z) "Service Provider" means an Employee, Director or Consultant.

          (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

          (bb) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 3,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4. Administration of the Plan.

     (a) Procedure.

          (i) Multiple Administrative Bodies. Different Committees may administer the Plan with respect to different groups of Service Providers.

          (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          (i) to determine the Fair Market Value in accordance with Section 2(m) of the Plan;

          (ii) to select the Service Providers to whom Options may be granted hereunder;

          (iii) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions, not inconsistent with the terms of the Plan or any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price in accordance with Section 9(a), the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

          (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (viii) to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan, provided that the Board may not amend any Option to reduce the exercise price of the option below 100% of the Fair Market Value per Share on the date of grant;

          (ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

          (x) to make all other determinations deemed necessary or advisable for administering the Plan.

     (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

     5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

     (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

     (c) The following limitations shall apply to grants of Options:

          (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

          (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

          (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
     Section 12.

          (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

     7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     9. Option Exercise Price and Consideration.

     (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

          (i) cash;

          (ii) check;

          (iii) promissory note;

          (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii) any combination of the foregoing methods of payment; or

          (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     11. Non-Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

     12. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan, provided that the Board may not amend the Plan to permit the grant of any Option with an exercise price below 100% of the Fair Market Value of the Shares on the date of grant or to permit the repricing of any option without stockholder approval.

     (b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

VOTE BY TELEPHONE                           VOTE BY INTERNET

It's fast, convenient, and immediate!       It's fast, convenient, and your vote
Call Toll-Free on a Touch-Tone Phone        is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).

Follow these four easy steps:               Follow these four easy steps:

1. Read the accompanying Proxy              1. Read the accompanying Proxy
   Statement/Prospectus and Proxy Card.        Statement/Prospectus and Proxy
                                               Card.

2. Call the toll-free number                2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/visx
   For stockholders residing outside
   the United States call collect on        3. Enter your 14-digit Voter Control
   a touch-tone phone 1-201-536-8073.          Number located on your Proxy Card
                                               above your name.
3. Enter your 14-digit Voter Control
   Number located on your Proxy Card        4. Follow the instructions provided.
   above your name.

4. Follow the recorded instructions.

Your vote is important!                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                Go to http://www.eproxyvote.com/visx
                                            anytime!


   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.


----------------------------DETACH HERE----------------------------------------


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.


     STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


                       YOUR VOTE IS VERY IMPORTANT TO US.


            DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS


1.   To elect the following six Directors:


                              For          Withheld
                              [ ]            [ ]

Elizabeth H. Davila
Glendon E. French
John W. Galiardo
Jay T. Holmes
Mark B. Logan
Richard B. Sayford


                            (continued on other side)

                           (continued from other side)


[ ] ___________________________________________________________________________


INSTRUCTION: To withhold authority to vote for any individual Nominee, write that nominee's name on the space provided above.


[ ]  For all nominees except as noted above


 2.         To ratify the 2000 Stock Plan.             For          Against         Abstain
                                                       [ ]            [ ]             [ ]
 3.         To ratify the appointment of               For          Against         Abstain
            independent public accountants.            [ ]            [ ]             [ ]
 4.         To act upon such other matters             For          Against         Abstain
            as may properly come before                [ ]            [ ]             [ ]
            the meeting or any adjournment or
            postponement thereof.


[ ]  MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING


[ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW


[ ]  MARK HERE TO DISCONTINUE DUPLICATE MAILINGS


Please sign exactly as your name or names appear on your stock certificate. If shares are issued in the names of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation should be signed in its name by its authorized officers. Executors, administrators, trustees and partners should indicate their positions when signing.


REGISTRATION


Signature: _________________________________    Date: _________________________


Signature: _________________________________    Date: _________________________

                               VISX, INCORPORATED


                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS


        The undersigned hereby appoints Mark B. Logan and Elizabeth H. Davila as proxies to vote at the Annual Meeting of Stockholders of VISX, Incorporated (the "Company") to be held on May 19, 2000 at 8:00 a.m. local time, and at any adjournment or postponement thereof, hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting. If no direction is made, this proxy will be voted FOR each nominee for director, FOR proposals 2 and 3 and at the discretion of the proxy holders upon such other business as may properly come before the meeting. If any nominee for director is unable or declines to serve as director, this proxy will be voted for any nominee that the present Board of Directors designates.


                         (To be Signed on Reverse Side)